Exhibit 99



                          TIME WARNER

News Release


For Immediate Release

TIME WARNER WINS F.T.C. INITIAL APPROVAL
FOR MERGER WITH TURNER

NEW YORK, Sept. 12, 1996--Time Warner Inc. announced today that the Federal Trade Commission had given its initial approval to the Consent Order, enabling the Time Warner acquisition of Turner Broadcasting System, Inc. (TBS) to go forward. The Consent Order was entered into by the FTC staff with Time Warner, Turner Broadcasting System, Inc. and Tele-Communications, Inc. (TCI). The Consent Order is subject to a 60-day public comment period and final acceptance by the FTC. Time Warner also said that both it and TBS will hold shareholder meetings on October 10, 1996, in New York to approve the merger.

Time Warner Inc., the world's leading media company, consists of three fundamental businesses: entertainment, news and information and telecommunications, with interests in filmed entertainment, television production, broadcasting, recorded music, music publishing, cable-television programming, theme parks, magazines, book publishing and cable-television systems.


From:
Edward Adler
(212) 484-6630

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